Sequential Brands Group Announces Acquisition of the REVO Brand

New License Inked With B. Robinson for Sunglasses

NEW YORK, Aug. 5, 2013 (GLOBE NEWSWIRE) -- Sequential Brands Group, Inc. (OTC:SQBG) ("Sequential" or the "Company") announced today that it has acquired the REVO brand, including all of the related intellectual property and certain other assets, from Oakley Inc. ("Oakley"), a company belonging to the Luxottica Group, for a gross purchase price of approximately $20 million in cash.

In connection with the acquisition, the Company signed a long-term license agreement with B. Robinson, a leading eyewear company, to manufacture and distribute REVO sunglasses and related products.

In addition, Sequential signed a long-term partnership agreement with Sunglass Hut to continue distribution of REVO at Sunglass Hut stores globally.

"We are thrilled to add REVO to Sequential's brand portfolio," commented Yehuda Shmidman, Chief Executive Officer of Sequential Brands Group. "Together with our new licensee, B. Robinson, we are committed to preserving the DNA of the REVO brand in its core category of eyewear. We are also excited to introduce new product categories that we believe are a perfect fit for the REVO brand, and we will be pursuing new partnerships to execute on this vision. As we combine this product strategy with our soon-to-be-announced marketing strategy, we are confident REVO will resonate with both existing and new consumers."

"REVO is a powerful brand and has tremendous potential to expand its customer base," stated Cliff Robinson, President of B. Robinson. "We are excited to be partnering with Sequential Brands Group to help further develop the core eyewear technology and expand the business."

Founded in 1985, REVO, quickly became a global performance eyewear brand known as the leader in polarized lens technology. REVO sunglasses were first created by utilizing lens technology that NASA developed as solar protection for satellites. Nearly three decades later, REVO continues to build on its rich tradition of technology and innovation by offering the clearest and most advanced high-contrast polarized sunglasses available. Designed for the active consumer, the REVO eyewear collection is available at Sunglass Hut stores and other premium retail locations worldwide.

REVO is the fourth brand to be added to Sequential's portfolio in 2013 and the seventh overall.

About Sequential Brands Group, Inc.

Sequential Brands Group, Inc. (OTC:SQBG) owns, promotes, markets, and licenses a portfolio of consumer brands that presently includes REVO(R), William Rast(R), People's Liberation(R), DVS(R) Action Sports, Heelys(R), Caribbean Joe(R) and Ellen Tracy(R). Sequential seeks to ensure that its brands continue to thrive and grow by employing strong brand management, design and marketing teams. Sequential has licensed and intends to license its brands in a variety of consumer categories to retailers, wholesalers and distributors in the United States and in certain international territories. For more information, please visit Sequential's corporate website at: www.sequentialbrandsgroup.com. To inquire about licensing opportunities, please email: newbusiness@sbg-ny.com

About B. Robinson

B. Robinson Optical, Inc. has been a leader in the eyewear industry for over 85 years. Known for superior quality as well as unique design, B. Robinson offers many licensed collections including Cole Haan, Cynthia Rowley, Isaac Mizrahi, Ivanka Trump, Izod and London Fog. The company's luxury division has licenses that include Judith Leiber Eyewear, Betsey Johnson Eyewear, Kata Eyewear and a partnership for the distribution of David Yurman Eyewear.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are forward-looking statements ("forward-looking statements") that involve risks and uncertainties. For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. When used in this press release and in documents referenced herein, forward-looking statements include, without limitation, statements regarding our expectations, beliefs or intentions that are signified by terminology such as "subject to," "believes," "anticipates," "plans," "expects," "intends," "estimates," "may," "will, " "should," "can," the negatives thereof, variations thereon and similar expressions. Such forward-looking statements reflect the Company's current views with respect to future events, based on what the Company believes are reasonable assumptions; however, such statements are subject to certain risks, uncertainties and other factors. Our actual results may differ materially from those anticipated in any forward-looking statements due to known and unknown risks, uncertainties and other factors. The section entitled "Risk Factors" set forth in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2012, in Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 and in similar discussions in our other Securities and Exchange Commission filings, discuss some of the important risks, uncertainties and other factors that may affect our business, results of operations and financial condition. The Company's stockholders are urged to consider such risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:	Gary Klein, CFO

Sequential Brands Group

gklein@sbg-ny.com

646-564-2574

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